EXHIBIT 23





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                          INDEPENDENT AUDITORS' CONSENT



      We consent to the incorporation by reference in this Registration Statement of CEL-SCI Corporation on Form S-8 of our report dated December 20, 2001 appearing in the Annual Report on Form 10-K of CEL-SCI Corporation for the year ended September 30, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




DELOITTE & TOUCHE LLP
McLean, Virginia
March 20, 2002






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                              CONSENT OF ATTORNEYS


      Reference is made to the Registration Statement of CEL-SCI Corporation on Form S-8 whereby the Company proposes to sell 400,000 shares of the Company's Common Stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

      We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                    Very Truly Yours,

                                    HART & TRINEN, L.L.P.



                                    By  /s/ William T. Hart
                                      ----------------------
                                          William T. Hart


Denver, Colorado
March 20, 2002